UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 5, 2025
__________________________________
NETFLIX, INC.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Albright Way, Los Gatos, California		95032
(Address of principal executive offices)		(Zip Code)

(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NFLX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 5, 2025, Netflix, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of April 7, 2025, the Company’s record date, there were a total of 425,571,266 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 368,794,416 shares of common stock were represented in person or by proxy and, therefore, a quorum was present. For more information about the following proposals, see the Company’s definitive proxy statement, dated April 17, 2025.

The number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, with respect to each matter voted upon are set forth below.

1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Richard Barton	301,889,176	30,032,357	397,291	36,475,592
Mathias Döpfner	324,274,787	7,608,539	435,498	36,475,592
Reed Hastings	316,496,227	15,460,675	361,922	36,475,592
Jay Hoag	71,428,414	259,865,864	1,024,546	36,475,592
Leslie Kilgore	317,845,512	14,082,051	391,261	36,475,592
Strive Masiyiwa	323,224,704	8,505,162	588,958	36,475,592
Ann Mather	316,357,478	15,539,577	421,769	36,475,592
Greg Peters	325,685,861	6,227,212	405,751	36,475,592
Ambassador Susan Rice	326,746,564	5,018,621	553,639	36,475,592
Ted Sarandos	325,664,547	6,265,084	389,193	36,475,592
Brad Smith	322,316,408	9,603,747	398,669	36,475,592
Anne Sweeney	321,005,495	10,911,746	401,583	36,475,592

At the Annual Meeting, Mr. Jay Hoag did not receive a majority of votes cast in his election to the board of directors (the “Board”). In accordance with the Company’s director resignation policy (the “Resignation Policy”), on June 5, 2025, Mr. Hoag offered his resignation from the Board, conditioned upon Board acceptance. In accordance with the Resignation Policy, the Nominating and Governance Committee (the “Committee”) of the Board will consider Mr. Hoag’s resignation and recommend to the Board regarding whether to accept or reject the resignation or take other action. The Board will act on the Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified.

2. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was approved.

For	Against	Abstain
362,724,934	5,618,286	451,196

3. The advisory resolution to approve executive officer compensation was approved.

For	Against	Abstain	Broker Non-Votes
283,557,552	47,780,267	981,005	36,475,592

4. The non-binding stockholder proposal entitled, “Issue a Climate Transition Plan” was not approved.

For	Against	Abstain	Broker Non-Votes
34,679,761	295,413,267	2,225,796	36,475,592

5. The non-binding stockholder proposal entitled, “Proposal 5 - Proposal that Won 45% NFLX Shareholder Support” was not approved.

For	Against	Abstain	Broker Non-Votes
139,999,999	191,515,588	803,237	36,475,592

6. The non-binding stockholder proposal entitled, “Amend the Code of Ethics to enhance policies on non-discrimination, anti-harassment, and whistleblower protection” was not approved.

For	Against	Abstain	Broker Non-Votes
18,319,341	311,707,748	2,291,735	36,475,592
7. The non-binding stockholder proposal entitled, “Affirmative Action Risks” was not approved.

For	Against	Abstain	Broker Non-Votes
1,506,649	328,998,091	1,814,084	36,475,592
8. The non-binding stockholder proposal entitled, “Report on Charitable Giving” was not approved.

For	Against	Abstain	Broker Non-Votes
1,616,378	328,823,599	1,878,847	36,475,592

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date:	June 6, 2025
/s/ David Hyman
David Hyman
Chief Legal Officer and Secretary